                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                            PARKWAY PROPERTIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            PARKWAY PROPERTIES, INC.
                               ONE JACKSON PLACE
                                   SUITE 1000
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                                  www.pky.com

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 2002

To the Stockholders:

     Notice is hereby given that the 2002 Annual Meeting of Stockholders (the "Meeting"), of Parkway Properties, Inc. (the "Company"), will be held at the Suncom Building, 111 East Capitol Street, Jackson, Mississippi, at 1:30 p.m., Jackson time, on May 9, 2002 for the following purposes:

     1. To elect seven directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

     2. To consider and take action on a proposal to ratify the adoption of the Company's 2001 Directors' Stock Option Plan.

     3. To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 25, 2002 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ MARSHALL A. LOEB

                                          MARSHALL A. LOEB
                                          Senior Vice President, Chief Financial
                                          Officer and Secretary

Dated: April 1, 2002

STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES

                                                                   April 1, 2002

                            PARKWAY PROPERTIES, INC.
                               ONE JACKSON PLACE
                                   SUITE 1000
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                                  www.pky.com
                            ------------------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2002

     The following information is furnished in connection with the Annual Meeting of Stockholders (the "Meeting"), of Parkway Properties, Inc. (the "Company"), to be held on May 9, 2002 at 1:30 p.m., Jackson time, at the Suncom Building, 111 East Capitol Street, Jackson, Mississippi. A copy of the Company's Annual Report to Stockholders for the fiscal period ended December 31, 2001 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company's Secretary, P.O. Box 24647, Jackson, Mississippi 39225-4647. A COPY OF THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT THE COMPANY'S CORPORATE OFFICES, VIA E-MAIL ADDRESSED TO mail@pky.com, FROM THE COMPANY'S WEBSITE AT www.pky.com OR FROM THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT www.sec.gov. This Proxy Statement, Annual Report, and Form of Proxy will first be sent to stockholders on or about April 5, 2002.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone, facsimile, e-mail or other electronic means and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of common stock, par value $0.001 per share, of the Company ("Common Stock"), and shares of Series B cumulative convertible preferred stock, par value $0.001 per share, of the Company ("Series B Preferred Stock") entitled to vote at the Meeting has been fixed at the close of business on March 25, 2002. On such date there were 9,266,864 shares of Common Stock outstanding and 2,142,857 shares of Series B Preferred Stock outstanding. The holders of Common Stock are generally entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of stockholders. The holders of Series B Preferred Stock are generally entitled to one vote for each share of Series B Preferred Stock on each matter submitted to a vote at a meeting of stockholders. Pursuant to the Company's Bylaws, directors will be elected by a plurality of the votes with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote. Ratification of the adoption of the 2001 Directors' Stock Option Plan (the "2001 Directors Plan"), requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series B Preferred Stock entitled to vote on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

     The presence, in person or by properly executed proxy, of the holders of shares of Common Stock and Series B Preferred Stock entitled to cast a majority of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Shares of Common Stock and Series B Preferred Stock represented by a properly signed, dated and returned proxy card will be treated as present at the Meeting for purposes of determining a quorum. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as shares having voted at the Meeting as to any proposal as to which the broker does not vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), beneficially owned, as of March 25, 2002 more than five percent of the Common Stock or Series B Preferred Stock, except as set forth in the following table.

                                       AMOUNT OF       AMOUNT OF                   PERCENT OF
                                      COMMON STOCK      SERIES B       PERCENT      SERIES B
          NAME AND ADDRESS            BENEFICIALLY    BENEFICIALLY    OF COMMON    PREFERRED
        OF BENEFICIAL OWNER              OWNED           OWNED        STOCK (1)      STOCK
        -------------------           ------------    ------------    ---------    ----------
T. Rowe Price Associates, Inc.......    917,100(2)             0         9.9%           0
100 E. Pratt Street
Baltimore, Maryland 21202
Morgan Stanley Dean Witter & Co.....    555,657(3)             0         6.0            0
1585 Broadway
New York, New York 10036
Five Arrows Realty Securities III
  L.L.C.............................     75,000(4)     2,142,857(4)      (4)          100%
1251 Avenue of the Americas
New York, New York 10020

---------------

(1) Based on the number of shares of Common Stock outstanding on March 25, 2002 which was 9,266,864 shares.

(2) Based upon a Statement on Schedule 13G filed with the SEC, which indicated that these securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Stock Fund, Inc. (which has sole voting power with respect to 669,700 shares of Common Stock, representing 7.2% of the shares of Common Stock outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Based upon a Statement on Schedule 13G filed with the SEC, which indicated that Morgan Stanley Dean Witter & Co. had shared voting power with respect to 494,357 shares of Common Stock and shared dispositive power with respect to 555,657 shares of Common Stock and that its wholly-owned subsidiary, Morgan Stanley Dean Witter Advisors Inc. had shared voting and dispositive power with respect to 472,397 shares of Common Stock.

(4) Based upon a statement on Schedule 13D filed with the SEC, which indicated that Five Arrows Realty Securities III L.L.C. and its managing member, Rothschild Realty Investors III L.L.C., share voting and dispositive power with respect to 2,142,857 shares of Series B Preferred Stock and 75,000 shares of Common Stock (or 0.8% of the outstanding shares of Common Stock) issuable upon exercise of a warrant (the "Warrant"). The Series B Preferred Stock is convertible on a one for one basis into shares of Common Stock (or 18.8% of the outstanding shares of Common Stock).

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the shares of Common Stock and Series B Preferred Stock beneficially owned, as of March 25, 2002 by each director, nominee for director, executive officer of the Company and by the directors, nominees and executive officers as a group. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock and Series B Preferred Stock set forth in the table.

                                                                        NUMBER OF
                                     NUMBER OF                          SHARES OF
                                     SHARES OF                          SERIES B          PERCENT OF
                                   COMMON STOCK          PERCENT     PREFERRED STOCK       SHARES OF
                                   BENEFICIALLY         OF COMMON     BENEFICIALLY         SERIES B
              NAME                     OWNED            STOCK (1)         OWNED         PREFERRED STOCK
              ----                 -------------        ---------    ---------------    ---------------
Roger P. Friou...................      39,651 (2)            *                  0               0
Martin L. Garcia.................      17,700 (3)            *                  0               0
Matthew W. Kaplan................      83,011 (4)(5)       (5)          2,142,857 (5)         100%
Michael J. Lipsey................      18,183 (6)            *                  0               0
Joe F. Lynch.....................      72,500 (7)            *                  0               0
C. Herbert Magruder..............      64,552 (8)            *                  0               0
Leland R. Speed..................     205,887 (9)          2.2%                 0               0
Steven G. Rogers.................     197,451 (10)         2.1                  0               0
Marshall A. Loeb.................       7,000 (11)           *                  0               0
David R. Fowler..................      37,619 (12)           *                  0               0
James M. Ingram..................      41,233 (13)           *                  0               0
G. Mitchel Mattingly.............      47,095 (14)           *                  0               0
Sarah P. Clark...................      69,232 (15)           *                  0               0
Regina P. Shows..................      24,162 (16)           *                  0               0
Jack R. Sullenberger.............      29,971 (17)           *                  0               0
Directors, nominees and executive
  officers as a group............     955,247 (18)         9.9%         2,142,857 (5)         100%

---------------

   * Less than 1%.

 (1) Based on the number of shares of Common Stock outstanding on March 25, 2002 which was 9,266,864 shares.

 (2) Includes 7,000 shares of Common Stock Mr. Friou has the right to acquire under the 1991 Directors Stock Option Plan, as amended (the "1991 Directors Plan"), and 28,351 shares of Common Stock owned by a limited partnership of which Mr. Friou is the sole general partner and his wife and two adult children are the sole limited partners.

 (3) Includes 13,500 shares of Common Stock Mr. Garcia has the right to acquire under the 1991 Directors Plan and 1,000 shares of Common Stock held in trust for Mr. Garcia's children, of which Mr. Garcia is the trustee.

 (4) Includes 7,500 shares of Common Stock Mr. Kaplan has the right to acquire under the 1991 Directors Plan.

 (5) Includes 75,000 shares of Common Stock issuable upon exercise of the Warrant and 2,142,857 shares of Series B Preferred Stock held by Five Arrows Realty Securities III L.L.C., a Delaware limited liability company in which Rothschild Realty Investors III L.L.C., the managing member, has appointed

     Mr. Kaplan, among others, as manager of Five Arrows Realty Securities III L.L.C. Mr. Kaplan disclaims beneficial ownership of all of the 2,142,857 shares of Series B Preferred Stock and the 2,142,857 shares of Common Stock (or 18.8% of the outstanding shares of Common Stock) issuable upon conversion of the shares of Series B Preferred Stock and he disclaims beneficial ownership of the 75,000 shares of Common Stock (or 0.8% of the outstanding shares of Common Stock) issuable upon exercise of the Warrant.

 (6) Includes 16,500 shares of Common Stock Mr. Lipsey has the right to acquire under the 1991 Directors Plan. Mr. Lipsey also owns directly, or indirectly, 705 shares of 8.75% Series A cumulative redeemable preferred stock ("Series A Preferred Stock") that do not have voting rights at the Meeting.

 (7) Includes 22,500 shares of Common Stock Mr. Lynch has the right to acquire under the 1991 Directors Plan. Mr. Lynch also owns 2,300 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

 (8) Includes 18,750 shares of Common Stock Dr. Magruder has the right to acquire under the 1991 Directors Plan and 2,013 shares of Common Stock held in a trust of which Dr. Magruder is a trustee. Does not include 450 shares of Common Stock beneficially owned by Dr. Magruder's wife, as to which he disclaims beneficial ownership. Dr. Magruder also owns 8,000 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

 (9) Includes 49,737 shares of Common Stock Mr. Speed has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 20,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan. Does not include 21,157 shares of Common Stock owned by Mr. Speed's wife, as to all of which Mr. Speed disclaims beneficial ownership.

(10) Includes 67,878 shares of Common Stock Mr. Rogers has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 39,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan. Does not include 15,593 shares of Common Stock beneficially owned by Mr. Rogers' wife as to which he disclaims beneficial ownership. Mr. Rogers also owns 770 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

(11) Includes 6,000 shares of Common Stock granted to Mr. Loeb as incentive restricted shares under the 1994 Stock Option Plan.

(12) Includes 14,158 shares of Common Stock Mr. Fowler has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(13) Includes 22,233 shares of Common Stock Mr. Ingram has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(14) Includes 13,408 shares of Common Stock Mr. Mattingly has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan. Mr. Mattingly also owns 1,560 shares of Series A Preferred Stock and his wife owns 280 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

(15) Includes 36,582 shares of Common Stock Ms. Clark has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan, 18,000 shares granted as incentive restricted shares under the 1994 Stock Option Plan and 750 shares of Common Stock Ms. Clark owns as custodian for her children. Ms. Clark also owns, indirectly, 220 shares of Series A Preferred Stock that do not have voting rights at the Meeting.

(16) Includes 10,960 shares of Common Stock Ms. Shows has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 8,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(17) Includes 16,883 shares of Common Stock Mr. Sullenberger has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 1994 Stock Option Plan.

(18) Includes 85,750 shares of Common Stock that the directors of the Company have the right to acquire under the 1991 Directors Plan, 231,839 shares of Common Stock that officers of the Company have the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan, 139,000 shares of Common Stock granted to officers as incentive restricted shares under the 1994 Stock Option Plan, and 75,000 shares of Common Stock issuable upon exercise of the Warrant (see footnote 5 above).

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

     In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Meeting at seven. All seven positions on the Board are to be filled by the vote of the stockholders at the Meeting. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

     The directors of the Company recommend a vote FOR the nominees listed below. All nominees are currently serving as directors of the Company and were elected at the 2001 Annual Meeting of Stockholders. Dr. Magruder, presently a director of the Company, is retiring and therefore is not standing for reelection.

     Unless instructed otherwise, proxies will be voted FOR the nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

     The table below sets forth certain information regarding the nominees for election to the Company's Board of Directors.

         NAME, POSITION AND                                  PRINCIPAL OCCUPATION AND BUSINESS
       TENURE WITH THE COMPANY            AGE               EXPERIENCE FOR PAST FIVE YEARS (1)
       -----------------------            ---               ----------------------------------
Roger P. Friou.......................      67      Private investor; President of Jitney Jungle Stores
  Director since 1995                              of America, Inc. (a regional supermarket chain) from
                                                   1996 to 1997, and its Vice Chairman and Chief
                                                   Financial Officer until 1996 having assumed those
                                                   positions more than five years prior thereto.
Martin L. Garcia.....................      46      Managing Director of Pinehill Capital Partners
  Director since 1998                              (investment company) since 2000; Director and
                                                   President of Garcia Enterprises (real estate holding
                                                   company) since 1988; Partner in the law firm of Hill,
                                                   Ward & Henderson, P.A. until 1999 and Of Counsel
                                                   thereafter; Managing Director of Garcia, Meyers & Co.
                                                   (a real estate service company) from 1993 to 1998.
Matthew W. Kaplan....................      39      Managing Director of Rothschild Realty, Inc.
  Director since 2000                              (investment bank) and Portfolio Manager of Five
                                                   Arrows Realty Securities L.L.C., Five Arrows Realty
                                                   Securities II L.L.C., Five Arrows Realty Securities
                                                   III L.L.C., and Five Arrows Realty Securities IV
                                                   L.L.C. (each, a real estate investment fund).
Michael J. Lipsey....................      52      President of The Lipsey Company (designs and delivers
  Director since 1997                              training programs concerning the commercial real
                                                   estate marketplace).
Joe F. Lynch.........................      69      Chairman of the Board and Chief Executive Officer of
  Director since 1994                              First Continental Corporation (a real estate company)
                                                   since 1994; Limited Partner and Manager of the
                                                   General Partner of First Continental Investment Co.,
                                                   Ltd. since 1996.
Steven G. Rogers.....................      47      Chief Executive Officer of the Company since 1997,
  Director since 1996; President                   President since 1993, Director since 1996, Chief
  since 1993; Chief Executive                      Operating Officer from 1993 until 1997, and Senior
  Officer since 1997                               Vice President of the Company from 1988 to 1993.
Leland R. Speed......................      69      Chairman of the Board of the Company and EastGroup
  Director since 1978 and                          Properties, Inc.(2); Chief Executive Officer of the
  Chairman since 1980                              Company and EastGroup Properties, Inc. until 1997.

---------------

(1) Unless otherwise stated, each nominee has held the position indicated for at least the past five years.

(2) Mr. Speed is involved in strategic issues relating to each company rather than the operation of its business on a day to day basis. He allocates his time between the two companies depending on which company is in need of his strategic guidance at a particular time.

OTHER DIRECTORSHIPS AND TRUSTEESHIPS

     Members of, and nominees to, the Board of Directors serve on the Boards of Directors or the Boards of Trustees of the following publicly held companies:

NOMINEE                                                           COMPANY
-------                                                           -------
Matthew W. Kaplan...................................  CNL Hospitality Properties, Inc.
Leland R. Speed.....................................  ChemFirst Inc.
                                                      EastGroup Properties, Inc.
                                                      Farm Fish, Inc.

COMMITTEES AND MEETING DATA

     The Audit Committee of the Board of Directors currently consists of Messrs. Friou, Garcia and Kaplan. The functions performed by this committee consist principally of conferring with and reviewing the reports of the Company's independent accountants and bringing to the entire Board of Directors for review those items relating to audits or accounting practices which the Audit Committee believes merit such review. The Audit Committee met three times during the year ended December 31, 2001. See "-- Audit Committee Report" below.

     The Compensation Committee of the Board, which currently consists of Messrs. Kaplan and Lipsey and Dr. Magruder, met once during the year ended December 31, 2001. The committee's function is to review compensation levels for officers and recommend compensation levels for officers and administer the 1994 Stock Option Plan.

     The Investment Committee of the Board currently consists of Messrs. Kaplan, Lipsey and Lynch. Its function is to act on behalf of the full Board of Directors to authorize property purchases between regularly scheduled quarterly Board of Directors meetings. The Investment Committee met once during the year ended December 31, 2001.

     The Corporate Governance and Nominating Committee of the Board currently consists of Messrs. Garcia, Kaplan and Lynch. The functions of this committee are to establish qualifications for membership on the Board of Directors, to consider and recommend candidates for election to the Board, to recommend to the Board persons to fill the positions of Chairman of the Board and Chief Executive Officer, and to annually evaluate the performance of each director whose term is set to expire in order to determine whether the director should be requested to stand for re-election. The Corporate Governance and Nominating Committee was established in 2001 and did not meet during the Company's 2001 fiscal year.

     During the year ended December 31, 2001, the full Board of Directors met on five occasions. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he served.

     Audit Committee Report. The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, Messrs. Friou, Garcia and Kaplan, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

     Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or related procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          ROGER P. FRIOU, Chair
                                          MARTIN L. GARCIA
                                          MATTHEW W. KAPLAN

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC within the first 10 days of the month following any purchase or sale of shares of Common Stock. During 2001, Mr. Speed was late in filing a Form 5 with respect to a gift made in December 2000. No other directors or executive officers of the Company were late in filing reports under Section 16(a).

EXECUTIVE OFFICERS

     The following is a list of the Company's executive officers:

          NAME AND POSITION                                  PRINCIPAL OCCUPATION AND BUSINESS
          WITH THE COMPANY                AGE               EXPERIENCE FOR PAST FIVE YEARS (1)
          -----------------               ---               ----------------------------------
Leland R. Speed......................      69      See table under "Nominees."
  Chairman
Steven G. Rogers.....................      47      See table under "Nominees."
  President and
  Chief Executive Officer
Marshall A. Loeb.....................      39      Chief Financial Officer since 2000; Senior Vice
  Senior Vice President, Chief                     President -- Western Region of EastGroup Properties,
  Financial Officer and Secretary                  Inc. from 1991 until 2000; Portfolio Manager with
                                                   Investment Development Services in 2000.
David R. Fowler......................      44      Senior Vice President of the Company since 1997, Vice
  Senior Vice President of                         President from 1995 to 1997 and an Asset Manager
  Operations                                       since 1983; Vice President of Parkway Realty
                                                   Services, L.L.C. ("Parkway Realty") since 1998.
James M. Ingram......................      45      Senior Vice President of the Company since 1997, Vice
  Senior Vice President                            President from 1994 to 1997 and an Asset Manager
                                                   since 1989; President of Parkway Realty since 1998.
G. Mitchel Mattingly.................      46      Senior Vice President of the Company since 1997 and
  Senior Vice President                            Vice President from 1996 to 1997; President of
                                                   Parkway Texas Corporation from 1994 to 1997; Vice
                                                   President of Parkway Realty since 1998.
Sarah P. Clark.......................      42      Senior Vice President of the Company since 1997,
  Senior Vice President of                         Assistant Secretary since 2000, Vice President from
  Administration and Strategic                     1992 until 1997, Chief Financial Officer and
  Planning and Assistant                           Secretary of the Company from 1994 to 2000, Treasurer
  Secretary                                        from 1996 to 1999 and Controller from 1986 to 1992.
Regina P. Shows......................      35      Senior Vice President of the Company since 1999, Vice
  Senior Vice President                            President from 1998 to 1999, Treasurer from 1999 to
                                                   2001 and Controller from 1992 to 2001.
Jack R. Sullenberger.................      48      Senior Vice President of the Company since 1997, Vice
  Senior Vice President of                         President from 1996 to 1997 and an Asset Manager from
  Technical Services                               1986 to 1996.

---------------

(1) Unless otherwise stated, the indicated person has held the position indicated for at least the past five years.

     Ms. Clark, Senior Vice President of Administration and Strategic Planning and Assistant Secretary of the Company, is the sister of Ms. Shows, Senior Vice President of the Company. There are no other family relationships between any of the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

     The following table summarizes, for the fiscal years ended December 31, 2001, 2000 and 1999, the amount of compensation paid by the Company to its Chief Executive Officer and five other executive officers whose cash compensation during the year ended December 31, 2001 exceeded $100,000 (the "Named Officers").

                                                              LONG TERM COMPENSATION
                                                         --------------------------------
                                                                      AWARDS
                                                         --------------------------------
                                  ANNUAL COMPENSATION    RESTRICTED       SECURITIES
   NAME AND PRINCIPAL             -------------------      STOCK          UNDERLYING           ALL OTHER
        POSITION           YEAR    SALARY     BONUS      AWARDS(1)    OPTIONS/SARS (#)(2)   COMPENSATION(3)
   ------------------      ----   --------   --------    ----------   -------------------   ---------------
Leland R. Speed..........  2001   $147,000   $ 75,228    $        0              0              $19,084
  Chairman                 2000    147,000     88,200             0         12,500               13,825
                           1999    140,000     84,000       567,506              0               14,746
Steven G. Rogers.........  2001    231,525    197,475             0          9,000               19,630
  President and Chief      2000    220,500    220,500             0         24,375               13,880
  Executive Officer        1999    210,000    210,000     1,106,625              0               13,966
Marshall A. Loeb.........  2001    150,000     51,176             0          6,000               19,351
  Senior Vice President,   2000(4)   24,749         0       171,378         20,000                2,291
  Chief Financial Officer
  and Secretary
David R. Fowler..........  2001    126,788     46,367             0          4,000               19,420
  Senior Vice President    2000    120,750     51,765             0          7,500               13,670
  of Operations            1999    115,000     59,305       340,500              0               13,449
James M. Ingram..........  2001    126,788     46,367             0          4,000               19,630
  Senior Vice President    2000    120,750     51,765             0          7,500               13,670
                           1999    115,000     59,302       340,500              0               22,015
G. Mitchel Mattingly.....  2001    142,080     44,852             0          4,000               19,630
  Senior Vice President    2000    135,285     50,082             0          7,500               13,880
                           1999    128,843     47,700       340,500              0               13,426

---------------

(1) On March 4, 1999, a committee of the Board of Directors granted restricted shares to the Named Officers. Under these grants of restricted shares, employees' rights to the restricted shares are conditioned on the Company's achievement of specified performance goals set forth in the Company's 5 IN 50 Plan and, alternatively, the employee's continued employment. The 5 IN 50 Plan is the Company's strategic plan to increase funds from operations ("FFO") per basic share from $3.05 for 1998 to $5.00 per basic share for the year ended December 31, 2002 before expense accruals for the restricted share grants (a compounded annual growth in FFO per basic share of approximately 13%). In early 2001 the employees' agreements were revised to increase the minimum FFO per basic share from $5.00 to $5.23. The agreements now provide that if the Company achieves FFO per basic share before taking into account any expense accruals for grants of incentive restricted shares of $5.23 for any year ended on or prior to December 31, 2002, the employees' interest in 100 percent of the restricted shares will become nonforfeitable as of December 31 of the year in which that goal is met. Alternatively, if the Company's FFO per basic share before taking into account any expense accruals for grants of incentive restricted shares for the year 2002 is at least $4.75 but not more than $5.22, the employees' interest in 50 percent of the restricted shares will become nonforfeitable; or, if the FFO per basic share before taking into account any expense accruals for grants of incentive restricted shares for 2002 is at least $4.50 but not more than $4.74, 25 percent will become nonforfeitable. If an employee remains employed on March 4, 2009 or ten years from the date of grant, the employee's interest in all restricted shares will become nonforfeitable, to the extent they are not already nonforfeitable. If an employee's employment terminates before March 4, 2009 or ten years from the date of grant, by reason of death or disability, the employee's interest in any forfeitable restricted shares will become nonforfeitable according to a graduated schedule based on years elapsed after the date of grant. Dividends on the restricted shares will be retained by the Company, to be paid only when the related shares become nonforfeitable.

(2) The options granted in 2000 were granted on May 31, 2000, and the options granted in 2001 were granted on July 23, 2001, all under the 1994 Stock Option Plan. One-third of the options granted in 2000 and 2001 vest on the second anniversary of the date of grant, one-third on the third anniversary of the date of grant and one-third on the fourth anniversary of the date of grant. No options were granted in 1999.

(3) This is the Company's contribution to its 401(k) Plan for the Named Officer's benefit and the amount of premium paid by the Company for group term life insurance on the Named Officer's life.

(4) Mr. Loeb began his employment with the Company in November 2000. The amount set forth as salary for Mr. Loeb for 2000 represents actual salary paid to him for work performed from his hire date to December 31, 2000. His annualized salary for 2000 was $150,000.

     Option Grants. The following table gives information with respect to options granted to the Named Officers during the year ended December 31, 2001. Mr. Speed did not receive options during 2001. The "Potential Realizable Value" columns assume that the price of the shares of Common Stock will appreciate at annual rates of 5% and 10%, respectively, during the term of the options. There can be no assurance that such appreciation will take place.

                                    INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE
-----------------------------------------------------------------------------------------      VALUE AT ASSUMED
                               NUMBER OF     PERCENT OF TOTAL                                ANNUAL RATES OF STOCK
                               SECURITIES      OPTIONS/SARS                                 PRICE APPRECIATION FOR
                               UNDERLYING       GRANTED TO        EXERCISE                        OPTION TERM
                              OPTIONS/SARS      EMPLOYEES         OF BASE      EXPIRATION   -----------------------
            NAME              GRANTED (#)     IN FISCAL YEAR    PRICE ($/SH)      DATE        5% ($)      10% ($)
            ----              ------------   ----------------   ------------   ----------   ----------   ----------
            (a)                   (b)              (c)               (d)           (e)          (f)         (g)
Steven G. Rogers............     9,000             5.1%            $33.65       7/22/11      $190,796     $481,532
  President and Chief
  Executive Officer
Marshall A. Loeb............     6,000             3.4%            $33.65       7/22/11       127,197      321,021
  Senior Vice President,
  Chief Financial Officer
  and Secretary
David R. Fowler.............     4,000             2.3%            $33.65       7/22/11        84,798      214,014
  Senior Vice President
  of Operations
James M. Ingram.............     4,000             2.3%            $33.65       7/22/11        84,798      214,014
  Senior Vice President
G. Mitchel Mattingly........     4,000             2.3%            $33.65       7/22/11        84,798      214,014
  Senior Vice President

     Option Exercises and Year End Values. The following table shows the value realized by the Named Officers upon the exercise of options and the year end value of unexercised in-the-money options held by the

Named Officers. Year end values are based upon the closing price of shares of Common Stock on the New York Stock Exchange, Inc., on December 31, 2001 ($33.20).

             AGGREGATED OPTIONS/SAR EXERCISES WITH LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                            VALUE OF
                                                         NUMBER OF UNEXERCISED      UNEXERCISED IN-THE-MONEY
                              SHARES                     OPTIONS AT FY-END (#)        OPTIONS AT FY-END ($)
                             ACQUIRED       VALUE      -------------------------    -------------------------
           NAME             ON EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
           ----             -----------    --------    -------------------------    -------------------------
Leland R. Speed...........         0           N/A           49,737/17,510              $ 668,723/$48,813
  Chairman
Steven G. Rogers..........     3,553       $52,050           67,878/45,733              $782,324/$100,597
  President and Chief
  Executive Officer
Marshall A. Loeb..........         0           N/A                0/26,000              $       0/$92,740
  Senior Vice President,
  Chief Financial Officer
  and Secretary
David R. Fowler...........     1,000       $15,387           15,033/15,842              $  87,823/$32,073
  Senior Vice President
  of Operations
James M. Ingram...........         0           N/A           22,233/15,842              $ 251,904/$32,073
  Senior Vice President
G. Mitchel Mattingly......         0           N/A           13,408/15,842              $  57,353/$32,073
  Senior Vice President

     Compensation Committee Report. The Compensation Committee of the Board of Directors consists of Messrs. Kaplan and Lipsey and Dr. Magruder. The Compensation Committee believes that the main purpose of base compensation is to provide sufficient base compensation to the executive officers of the Company in relation to salary levels for other real estate companies and the officer's level of responsibility. The Compensation Committee considered a number of factors in setting the compensation of Mr. Rogers, the Company's Chief Executive Officer, the most important of which were the level of compensation paid to the chief executive officers of other real estate companies the same relative size as the Company, the success of the Company's program of increasing profitability and funds from operations and his importance in delineating and implementing the Company's strategic plans. In setting the base compensation of Mr. Speed for 2001, the Compensation Committee took account of the fact that Mr. Speed was also a salaried officer of EastGroup Properties, Inc., another real estate investment trust, and as such, was not working full-time for the Company. The Compensation Committee considered the amount of time Mr. Speed had spent on Company business in the past and estimated the amount of time Mr. Speed would spend on Company matters in the future.

     The Compensation Committee has determined that the primary goals of the Company's compensation policies should be as follows:

     - To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions with which the Company competes for employees.

     - To align the interests of management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Common Stock ownership by executive officers.

     The Compensation Committee believes that incentive compensation payable to the executive officers of the Company should be based upon the Company's performance and align the interests of management and the Company's stockholders. In 2001, the Compensation Committee formulated targets for FFO per share, upon which the executive officers' incentive compensation would be based. In 2001, the targets were FFO of $4.41 per diluted share of Common Stock before accrual for bonuses for the executive officers and the amortization of restricted shares to earn the target bonus set forth below (a 6.7% increase over 2000 FFO of $4.01 per diluted share) and FFO of $4.58 per diluted share of Common Stock before accrual for bonuses for the executive officers and the amortization of restricted shares to earn a bonus of two times the target bonus amount (a 10.0% increase over 2000 FFO of $4.01 per diluted share). To the extent that actual FFO was greater than $4.41 and less than $4.58, the Committee determined that there would be proration of the bonuses. The target bonus amounts were 35% of total base salary for Mr. Speed, 50% of base salary for Mr. Rogers and 20% of base salary for Mr. Loeb. The Compensation Committee determined the FFO targets based upon an analysis of the Company's internal projected financial results for 2001 and the estimates of 2001 FFO prepared by independent securities analysts who followed the Company. The Compensation Committee believed that the stockholders of the Company would be benefitted significantly if the FFO goal were met and would be further benefitted if such goal were exceeded, and that management should be compensated for the benefits derived by the Company's stockholders. The bonus targets for the Company's other named executive officers (Messrs. Fowler, Ingram and Mattingly) were also based upon FFO. The FFO targets were the same as those set forth above, and the target bonuses were fixed dollar amounts.

     The Company's 2001 FFO per diluted share of Common Stock was $4.53 before taking account of bonus accruals and the amortization of restricted shares. After consideration, the Compensation Committee believed that each of the Company's executive officers should be paid the amount of incentive compensation provided by the above formula, under which Messrs. Speed, Rogers, Loeb, Fowler, Ingram and Mattingly received bonuses with respect to 2001 of $75,228, $197,475, $51,176, $46,367, $46,367 and $44,852, respectively.

                                            C. HERBERT MAGRUDER, Chair
                                            MATTHEW W. KAPLAN
                                            MICHAEL J. LIPSEY

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this document or any portion thereof into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under such acts.

     Performance Comparison. Set forth below is a line graph comparing the percentage change in the cumulative return to stockholders on shares of Common Stock over the five years ending December 31, 2001 against the cumulative return of the Standard & Poor's 500 ("S&P 500"), the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT Equity"), and the Office REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT Office").

[GRAPH] (in dollars)

--------------------------------------------------------------------------------
                        1996      1997      1998      1999      2000      2001
--------------------------------------------------------------------------------
 Company               100.00    139.37    133.63    131.08    144.85    174.60
--------------------------------------------------------------------------------
 S&P 500               100.00    133.36    171.48    207.56    188.66    166.24
--------------------------------------------------------------------------------
 NAREIT Equity         100.00    120.26     99.21     94.63    119.58    136.24
--------------------------------------------------------------------------------
 NAREIT Office         100.00    129.00    106.62    111.15    150.56    160.57
--------------------------------------------------------------------------------

     Directors' Fees. Under the Company's compensation arrangement with directors (other than Mr. Speed and Mr. Rogers who are salaried officers), directors receive an annual stock award of 300 shares of Common Stock (valued at approximately $30.70 on the date of the 2001 award) on the date of the annual meeting of stockholders as an annual retainer fee plus $1,000 and reimbursement of expenses for each meeting of the Board of Directors attended and $750 and reimbursement of expenses for each meeting of a committee established by the Board of Directors attended.

     Directors Plan. In 2001, the directors of the Company approved the 2001 Directors Plan which, subject to stockholder ratification, will replace the 1991 Directors Plan. See "Proposal 2 -- 2001 Directors' Stock Option Plan." The 2001 Directors Plan authorizes the issuance of up to 300,000 shares of Common Stock to directors of the Company who are not employees of the Company. Under the 1991 Directors Plan, each non-employee director of the Company on September 13, 1991 was automatically granted an option to purchase 7,500 shares of Common Stock. Under the 2001 Directors Plan, each person who first becomes a non-employee director after May 15, 2001 will automatically be granted an option to purchase 7,500 shares of Common Stock on the date the person becomes a non-employee director, if such shares of Common Stock are available. Each non-employee director will also be granted an option to purchase an additional 3,000 shares of Common Stock on the date of any annual meeting at which such non-employee director is re-elected to the Board. The option exercise price is the closing price of a share of Common Stock if the shares of Common Stock are listed on an exchange or the average between the bid and the asked price for that date if the shares of Common Stock are traded over-the-counter (or, if no shares of Common Stock were publicly traded on that date, the next preceding date that such shares of Common Stock were so traded). Such options are exercisable in full six months after the date of grant and expire ten years after the date of grant or, if earlier, six months after the termination of the optionee's service as a non-employee director, unless such service is terminated by reason of death, in which case the optionee's legal representative shall have one year in which to exercise the option.

     No director exercised options under the 1991 Directors Plan during 2001. Subject to stockholder ratification, Messrs. Friou, Garcia, Kaplan, Lipsey and Lynch and Dr. Magruder were granted options to purchase 3,000 shares of Common Stock at an exercise price of $30.70 per share effective as of May 15, 2001.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Cost Sharing Arrangement with EastGroup Properties, Inc. Currently, EastGroup Properties, Inc. and the Company equally share the services and expenses of the Chairman of the Board of Directors. These services and expenses include rent for office and storage space, administrative costs, insurance benefits, entertainment and travel expenses, and the salary and benefits associated with the Chairman's administrative assistant. For the year ended December 31, 2001, Parkway's share for these services and expenses was approximately $50,000. Mr. Speed's base compensation is determined by our Compensation Committee which considers the amount of time Mr. Speed has spent on Parkway business in the past and estimates the amount of time Mr. Speed will spend on Parkway matters in the future. See "Executive Compensation -- Compensation Committee Report."

     Change in Control Agreement. The Company has entered into a Change in Control Agreement (the "Change in Control Agreement") with each of the Company's executive officers (the "Executives"). The Change in Control Agreement provides that if an Executive's employment is terminated or the Executive leaves the Company's employment for certain reasons during a defined period (30 months in the case of Leland R. Speed, Steven G. Rogers and Marshall A. Loeb and 20 months in the case of James M. Ingram, David R. Fowler and G. Mitchel Mattingly) after a Change in Control (as hereinafter defined), the Company will pay a lump sum benefit to the Executive equal to a multiple of (2.5 times in the case of Messrs. Speed, Rogers and Loeb and 1.667 times in the case of Messrs. Fowler, Ingram and Mattingly) the average of the Executive's salary and accrued bonus for the three calendar year period ending on the December 31 prior to the Change in Control. The Change in Control Agreement also gives the Executive the ability to leave the employment of the Company at any time during the six month period after the Change in Control in which case the Executive will receive the lump-sum payment of one-half of the amount set forth above. Change in Control is defined in such agreement as (i) any change in control of a nature that would be required to be represented under the Exchange Act proxy rules; (ii) any person acquiring beneficial ownership of securities representing 30 percent or more of the combined voting power of the Company's outstanding securities; (iii) certain changes in the Company's Board of Directors; (iv) certain mergers; or (v) the approval of a plan of liquidation by the Company.

                PROPOSAL 2 -- 2001 DIRECTORS' STOCK OPTION PLAN

     At the meeting, the stockholders will be asked to vote on a proposal to ratify the adoption of the 2001 Directors Plan. The 2001 Directors Plan would replace the 1991 Directors Plan, which provided for identical option grants to directors. The 1991 Directors Plan expired on March 14, 2001. Ratification of the adoption of the 2001 Directors Plan requires the affirmative vote of the holders of a majority of the shares of Common

Stock and Series B Preferred Stock entitled to vote on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. The directors recommend a vote FOR ratification of the adoption of the 2001 Directors Plan. Unless otherwise instructed, proxies will be voted FOR ratification of the adoption of the 2001 Directors Plan.

     Appendix A to this Proxy Statement sets forth the text of the 2001 Directors Plan. The following description of the 2001 Directors Plan contains summaries of certain provisions of the 2001 Directors Plan and is qualified in its entirety by reference to the 2001 Directors Plan itself.

SUMMARY OF THE 2001 DIRECTORS PLAN

     The 2001 Directors Plan provides for automatic option grants to directors who are not employees of the Company: an option to purchase 7,500 shares of Common Stock granted when an individual first becomes a non-employee director, and an option to purchase 3,000 shares of Common Stock granted on the date of each annual meeting (including the 2001 annual meeting) at which a non-employee director is re-elected to the board.

     The 2001 Directors Plan authorizes the issuance of 300,000 shares of Common Stock pursuant to options granted under the plan. The Compensation Committee of the Board of Directors administers the 2001 Directors Plan.

     The exercise price per share of Common Stock under an option granted under the 2001 Directors Plan will equal the fair market value of a share of Common Stock on the date of grant. Options are exercisable in full six months after the date of grant and expire ten years after the date of grant or, if earlier, six months after termination of service as a director (other than by death) or one year after death while in office.

     Outstanding options are subject to adjustment in the event of a subdivision or consolidation of shares of Common Stock, a share dividend, a recapitalization, or other change in the Company's capital structure. If the Company is merged or consolidated with another corporation, the Compensation Committee is authorized to adjust outstanding options to give effect to the merger or consolidation on an equitable basis.

     The Board of Directors may amend the 2001 Directors Plan, except that the Board of Directors may not, without stockholder approval, increase the number of shares of Common Stock available under the plan, decrease the option purchase price per share of Common Stock, extend the term of the plan, or change the classes of directors to whom options may be granted.

FEDERAL TAX TREATMENT OF PLAN

     The Company believes that under present law the federal income tax consequences of options granted under the 2001 Directors Plan will generally be the following: The grant of an option will have no tax consequences for the director or the Company. Upon the exercise of an option, the director will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares of Common Stock on the exercise date over the option purchase price, and the Company will be entitled to a deduction in the same amount.

     The Board of Directors adopted the proposed 2001 Directors Plan on May 15, 2001, subject to ratification by the stockholders at the meeting.

OPTION GRANTS IN 2001 AND 2002

     Each director, except Messrs. Speed and Rogers (who are salaried officers), received option grants for 3,000 shares of Common Stock on May 15, 2001, contingent on stockholder ratification. In addition, each director, except Messrs. Speed and Rogers, and Dr. Magruder (who is retiring) will receive option grants for 3,000 shares of Common Stock on May 9, 2002, in the event the stockholders ratify the 2001 Directors Plan.

                          PROPOSAL 3 -- OTHER MATTERS

     So far as management of the Company is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares of Common Stock to which the proxy relates in accordance with their best judgment.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to act as auditors for the fiscal year ending December 31, 2002. Ernst & Young LLP has audited the accounts of the Company since 1986. A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

     During the fiscal year ending December 31, 2001, Ernst & Young LLP provided various audit and non-audit services to the Company as follows:

     Audit Fees. The aggregate fees billed to the Company by Ernst & Young LLP during the fiscal year 2001 for review of the Company's annual financial statements and those financial statements in the Company's quarterly reports on Form 10-Q totaled $110,000.

     Financial Information Systems Design and Implementation Fees. Our independent auditors did not render information technology services to us during the fiscal year ending December 31, 2001.

     All Other Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered to us during fiscal year 2001, other than the audit services referred to above, were $170,080, of which $38,250 were for audit related services and $131,830 were for tax preparation and tax consulting services.

     The Audit Committee of the Board has considered whether provision of the services described above is compatible with maintaining the independent accountants' independence and has determined that those services have not adversely affected Ernst & Young LLP's independence.

                             STOCKHOLDER PROPOSALS

PROPOSALS IN THE COMPANY'S PROXY STATEMENT

     Stockholder proposals submitted for inclusion as a stockholder proposal in the Company's proxy materials for the 2003 Annual Meeting of Stockholders must be received at the Company's offices no later than December 6, 2002.

PROPOSALS TO BE INTRODUCED AT THE MEETING BUT NOT INTENDED TO BE INCLUDED IN THE COMPANY'S PROXY MATERIAL

     For any stockholder proposal to be presented in connection with the 2003 Annual Meeting of Stockholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a stockholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company's Bylaws. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.

     In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

     Based upon a meeting date of May 9, 2003 for the 2003 Annual Meeting of Stockholders, a qualified stockholder intending to introduce a proposal or nominate a director at the 2003 Annual Meeting of Stockholders should give written notice to the Company's Secretary not later than March 10, 2003 and not earlier than February 8, 2003.

     The advance notice provisions in the Company's Bylaws also provide that in the case of a special meeting of stockholders called for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position if the stockholder's notice is delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 11 of the Company's Bylaws, a copy of which is available upon request. Such requests and any stockholder proposals should be sent to the Secretary of the Company at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ MARSHALL A. LOEB

                                            MARSHALL A. LOEB
                                            Senior Vice President, Chief
                                            Financial Officer
                                            and Secretary

Jackson, Mississippi

                                                                      APPENDIX A

                            PARKWAY PROPERTIES, INC.

                        2001 DIRECTORS STOCK OPTION PLAN

1. PURPOSE

     The purpose of the Parkway Properties, Inc. 2001 Directors Stock Option Plan (the "Plan") is to encourage the ownership of Shares of common stock of Parkway Properties, Inc. (the "Company") by directors of the Company and, by doing so, to increase the incentive for them to put forth the maximum effort for the success of the Company's business.

2. DEFINITIONS

     As used in this Plan:

          (a) "Shares" means shares of common stock, $0.001 par value of the Company.

          (b) "Fair Market Value" of a Share on any date means (i), if the Shares are traded in the over-the-counter market, the mean between the closing bid and asked prices of a Share quoted on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted or (ii), if the Shares are traded on a national securities exchange, the closing price of a Share as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported.

          (c) "Option" means an option granted pursuant to the Plan to purchase Shares.

          (d) "Committee" means the Compensation Committee of the Board of Directors or such other committee of the Board that the Board has appointed to administer the Plan.

          (e) "Non-Employee Director" means a director of the Company who is not an employee of the Company.

          (f) "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

3. ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall be authorized to interpret the Plan and the Options granted under the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make any determinations it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

4. SHARES AVAILABLE

     A total of 300,000 Shares of the Company shall be available for grant under the Plan. The aggregate number of Shares that may be purchased pursuant to Options shall not exceed the available number of Shares. Upon the expiration or termination in whole or in part of any unexercised Option, the Shares subject to the Option shall again be available for grant under the Plan.

5. GRANT OF OPTIONS

     To the extent Shares are available under the Plan, each person who first becomes a Non-Employee Director on or after the date of the 2001 annual meeting of the Company shall automatically be granted on the date such person becomes a Non-Employee Director a non-qualified stock option to purchase 7,500 Shares. In addition, each Non-Employee Director shall be granted a non-qualified stock option to purchase 3,000 Shares on the date of each annual meeting (including the 2001 annual meeting) at which such Non-Employee Director is reelected to the Board of Directors.

6. TERMS OF OPTIONS

     Each Option granted under the Plan to a Non-Employee Director shall be evidenced by an agreement executed on behalf of the Company and by the holder of the Option, including the following terms and conditions:

          (a) The purchase price of each Share subject to an Option granted to a Non-Employee Director shall equal the Fair Market Value of a Share on the date the Option is granted.

          (b) An Option granted to a Non-Employee Director shall be exercisable in full on the date that is six months after the date it is granted and, to the extent not already exercised, shall expire upon the earliest to occur of (i) the date that is six months after the termination of the Non-Employee Director's service as a Non-Employee Director other than by reason of death; (ii) the date that is one year after the death of a Non-Employee Director while in office; or (iii) the date that is ten years after the date of the grant of the Option.

          (c) An Option shall require that the optionee represent at the time of each exercise of the Option that the Shares purchased are being acquired for investment and not with a view to distribution.

          (d) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or in Shares (by surrender or attestation to ownership, and provided the Optionholder owned the Shares for at least six months or did not acquire them from the Company) or in a combination of cash and Shares. The value of a Share used in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised. The Committee may provide that payment of the purchase price may be made by deliver of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the appropriate amount of sale or loan proceeds, subject to any conditions the Committee may impose, and may establish other methods for payment of the purchase price.

          (e) An Option shall not be assignable or transferable by the optionee except by will or the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by him or her.

7. RECAPITALIZATION OR REORGANIZATION

     The existence of the Plan and the grant of Options under the Plan shall not affect the right or power of the Board or the shareholders of the Company to make or authorize the adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Shares or the rights of Shares, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     Any Shares with respect to which Options may be granted are Shares as presently constituted, but if, and whenever, before the expiration of an Option, the Company shall effect a subdivision or consolidation of Shares or the payment of a Share dividend on Shares without receipt of consideration by the Company, the number of Shares subject to the grant (i) in the event of an increase in the number of outstanding Shares shall be proportionately increased and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced and the purchase price per Share shall be proportionately increased, and the number of Shares available under Section 4 for grant shall be adjusted accordingly.

     If the Company shall effect a recapitalization or other change in its capital structure, the number of Shares subject to an outstanding grant shall be the number and class of Shares to which the holder would have been entitled pursuant to the terms of such recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of Shares subject to the grant, and the number of Shares available under Section 4 for grant shall be adjusted accordingly. If the Company is merged or consolidated with a corporation, the Committee shall make appropriate adjustments to outstanding Option grants to give effect to the merger or consolidation on an equitable basis in terms of issuance of shares of the corporation surviving the merger or the consolidated corporation.

     Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to Options previously granted or the purchase price per Share.

8. CHANGE IN CONTROL

     For purpose of this Plan, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person" (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, the following persons (the "Continuing Directors") cease for any reason to constitute a majority of the Board: individuals who at the beginning of such period constitute the Board and new directors each of whose election to the Board or nomination for election to the Board by the Company's security holders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or (C) the security holders of the Company approve a merger or consolidation of the Company with any other corporation, other than
(i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger of consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or (D) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

9. AMENDMENT

     The Board of Directors may amend the Plan and Options granted under the Plan in any respect, provided, however, that without the approval of the shareholders of the Company the Board may not (a) except as provided in Section 7, increase the maximum number of Shares that may be issued under the Plan or decrease the minimum purchase price of Shares subject to an Option; (b) extend the term of the Plan; or (c) change the classes of directors to whom Options may be granted under the Plan. No amendment of the Plan or an Option shall adversely affect any right of any holder of an Option already granted without such optionee's written consent.

10. TERMINATION OF PLAN

     The Board of Directors may terminate the Plan at any time with respect to any Shares that are not then subject to Options. Unless terminated earlier by the Board of Directors, the Plan shall terminate on May 14, 2011.

11. RESTRICTIONS ON ISSUANCE OF SHARES; RIGHTS AS SHAREHOLDERS

     Should the Board of Directors determine that the listing, registration, or qualification of Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the issuance or delivery of Shares upon the exercise of an Option under the Plan, no such Shares shall be issued or delivered unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors.

     The certificates representing Shares issued by the Company upon the exercise of an Option under the Plan may bear a legend describing any restrictions on resale of such Shares under applicable securities laws, and stop transfer orders with respect to such certificates may be entered on the Company's stock transfer records.

     An Option holder shall have no rights as a shareholder of the Company with respect to any Shares to be issued in connection with the exercise of an Option until the date of issuance of the certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date precedes the date the certificate is issued.

12. CONSTRUCTION

     The Plan shall be construed in accordance with the laws of the State of Maryland.

13. SATISFACTION OF TAX LIABILITIES

     Whenever under the Plan Shares are to be issued or delivered upon the exercise of Options, the Company shall have a right to require the holder of the Option to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, before the issuance of delivery of any certificate for such Shares. In the holder's discretion, such requirements shall be satisfied through the retention of Shares otherwise issuable on the exercise of the Option or by the delivery of Shares to the Company by the holder (by surrender or attestation to ownership), under such terms as the Committee finds appropriate. The value of a Share used to satisfy withholding requirements shall be its Fair Market Value on the date the withholding obligation is calculated. The Committee may also provide that provision for the tax withholding obligation may be made, in connection with the exercise of an Option, in any manner provided pursuant to Section 6(d) for the payment of the purchase price.

14. APPROVAL OF SHAREHOLDERS

     This Plan is adopted on May 15, 2001, subject to the approval of the Company's shareholders. If such approval is not obtained within thirteen months of May 15, 2001, this Plan and all Options granted pursuant to this Plan shall be void.

[Parkway logo]                                                           PROXY


                            PARKWAY PROPERTIES, INC.
                          One Jackson Place, Suite 1000
                             188 East Capitol Street
                           Jackson, Mississippi 39201

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints LELAND R. SPEED and STEVEN G. ROGERS, and each or either of them, Proxies for the undersigned, with full power of substitution, to represent and to vote all shares of common stock, $0.001 par value per share, of Parkway Properties, Inc. (the "Company"), and all shares of Series B cumulative convertible preferred stock, $0.001 par value per share, of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Suncom Building, 111 East Capitol Street, Jackson, Mississippi on May 9, 2002, at 1:30 p.m., Jackson time, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse side.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSAL 1 AND PROPOSAL 2. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ON THE REVERSE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 3 ON THE REVERSE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                             YOUR VOTE IS IMPORTANT!

               PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE
                  ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE
                         IF MAILED IN THE UNITED STATES.

                (continued and to be signed on the reverse side)



                                     (FRONT)

A.       ELECTION OF DIRECTORS

         1.    The Board of Directors recommends a vote FOR the listed nominees.

                             FOR  WITHHOLD                      FOR   WITHHOLD

         Roger P. Friou      [ ]    [ ]       Joe F. Lynch      [ ]      [ ]



         Martin L. Garcia    [ ]    [ ]       Steven G. Rogers  [ ]      [ ]



         Matthew W. Kaplan   [ ]    [ ]       Leland R. Speed   [ ]      [ ]


         Michael J. Lipsey   [ ]    [ ]


B.       ISSUES

         The Board of Directors recommends a vote FOR the following resolution.

         2. PROPOSAL TO CONSIDER AND RATIFY THE ADOPTION OF THE COMPANY'S 2001 DIRECTORS' STOCK OPTION PLAN.

               [ ] FOR              [ ] AGAINST           [ ] ABSTAIN

         3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.


C. AUTHORIZED SIGNATURES -- SIGN HERE -- THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

         PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE(S). A corporation is requested to sign its name by its President or other authorized officer, with the office held so designated. A partnership should sign in the partnership name by an authorized person. Executors, administrators, trustees, guardians and corporate officers are requested to indicate the capacity in which they are signing. JOINT TENANTS SHOULD BOTH SIGN.

                          Signature 1__________________________________________

                          Signature 2__________________________________________

                           Date (dd/mm/yyyy)
                            ___/___/____



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